Exhibit 3.2

                   By-Laws of Amwest Technology Incorporated

                                    ARTICLE I
                                     OFFICES

     1. THE PRINCIPAL OFFICES of the corporation shall be in the City of Evansville, State of Indiana. The corporation may have such other offices within or without the State of Nevada as the Board of Directors may designate or as the business of the corporation may from time to time require.

                                   ARTICLE II
                                  STOCKHOLDERS

     1. ANNUAL MEETING. The annual meeting of the stockholders shall be held on the first Monday in November of every other year commencing with the year 2012 at the hour of 10:00 a.m. for the purpose of electing directors and officers and for the transaction of other business that may come up before the meeting. If the day fixed for the annual meeting shall be declared a legal holiday, such meeting shall be held on the next succeeding business day. If the election of Directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as soon as conveniently may be.

     2. SPECIAL MEETING. Special meeting of the stockholders may be called by the directors, or by the President. Special meetings shall be called any time upon the request of the stockholders owning not less than fifty percent (50%) of the outstanding stock of the corporation entitled to vote at such meeting.

     3. PLACE OF MEETING. All meetings of the stockholders shall be held at the office of the corporate counsel of the corporation in the City of Las Vegas, State of Nevada or at such other place as shall be determined from time to time by the Board of Directors. If the place of the meeting is not at the office of the corporate counsel of the corporation, the place of such meeting shall be stated in the call of the meeting.

     4. NOTICE OF MEETING. Notice of the time and place of the annual meeting of stockholders shall be given by mailing written notice of the meeting at least ten (10) days prior to the meeting to each stockholder of record of the corporation entitled to vote at such meeting, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage prepaid thereon. The notice of the time and place of special meetings shall be given by written notice or by personal notice five (5) days prior to the meeting to each stockholder of record of the corporation entitled to vote at such meeting.
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     5.  CLOSING  OF  TRANSFER  BOOKS.   For  the  purpose  of  determining  the
stockholders entitled to notice of or entitled to vote at any regular meeting of stockholders or any special meeting, or of determining the stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other purpose, the Directors of the corporation shall provide that the stock transfer books be closed for a stated period, but not to exceed in any case fifty (50) days. If the stock transfer books are to be closed for or the purpose of determining stockholders entitled to noticed of a special meeting or of the annual meeting of stockholders, such book shall be closed for at least fourteen (14) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty (50) days and, in the case of a meeting of shareholders, not less than (10) days prior to the date on which a particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for determination of shareholders entitled to notice of or to vote at the meeting of shareholders, or shareholders entitled to received payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be record date for such determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

     6. VOTING LISTS. The officer or agent in charge of the stock transfer books for the corporation shall prepare before each meeting of stockholders a complete list of stockholders entitled to vote at the meeting arranged in alphabetical order with the address of and number of shares held by each person. The list shall be prepared five (5) days prior to the stockholders' meeting and shall be keep on file at the principal office of the corporation and subject to inspection during normal business hours by any stockholder. The list shall also be produced and kept open at the stockholders' meeting and shall be subject to inspection by any stockholder during the meeting.

     7. QUORUM. The quorum at any annual of special meeting of stockholder shall consist of stockholders representing, capital stock of the corporation entitled to vote at such meetings, except as otherwise specifically provided by law or in the Articles of Incorporation. If a quorum is not present at a properly called stockholders' meeting, the meeting shall be adjourned by then present and an additional and further notice sent to all stockholders notifying them of the adjournment of the meeting and the date and time and place of the adjourned meeting. At such adjourned meeting. At such adjourned meeting, at which a quorum is present or represented, business may be transacted which might have been transacted at the meeting as originally notified.

     8. PROXIES. At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by their duly authorized attorney in fact. Such proxy shall be filed with the secretary of the Corporation before or at the time of the meeting.

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     9. VOTING OF SHARES.  Subject to a special  voting  rights or  restrictions attached to a class of shares, each shareholder shall be entitled to one vote for each share of stock in his or her own name on the books of the corporation, whether represented in person or by proxy.

     10. VOTING OF SHARES BY CERTAIN HOLDERS. Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the Bylaws of such corporation may prescribe or in the absence of such provision, as the Board of Directors of such corporation may determine. Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such into her name. Shares standing the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into her name. Shares standing in the name of a receiver may be voted by such receiver, and the shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into her name, if authority to do so be contained in an appropriate order of the court by which such receiver was appointed. A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred. Shares of it own stock belonging to the Corporation shall be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

     11.  ORDER  OF  BUSINESS.   The  order  of  business  at  all  meetings  of
stockholders shall be as follows:

      a. Roll call.

      b. Proof of notice of meeting or waiver of notice.

      c. Reading of minutes of preceding meeting.

      d. Reports of Officers.

      e. Reports of Committees.

      f. Election of Directors.

      g. Unfinished Business.

      h. New Business.

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     12.  INFORMAL  ACTION BY  SHAREHOLDERS.  Unless  otherwise  provided in the
Nevada Corporate Law, any action that may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on such action were present and voted. Unless the consents of all shareholders entitled to vote have been solicited in writing, and unless the unanimous written consent of all shareholders has been received, the Secretary shall give prompt notice of the corporate action approved by the shareholders without a meeting.

                                   ARTICLE III
                               BOARD OF DIRECTORS

     1. GENERAL POWERS. The business and affairs of the corporation shall be managed by the Board of Directors consisting of not less than one or more than nine directors. The Board of Directors shall be elected for a term of two years and shall hold office until the successors are elected and qualified. Directors need not be stockholders. In addition to the power and authority granted by the By-Laws and the Articles of Incorporation, the Board of Directors may exercise all such powers of the corporation and do all such lawful acts and things that are not forbidden by statute, Articles of Incorporation, or by these By-Laws.

     2. VACANCIES. All vacancies in the Board of Directors, whether caused by resignation, death of otherwise, may be filled by a majority vote of the remaining director or directors, even though they constitute less than a quorum, or by a majority vote of the stockholders. This may be accomplished at any special or regular meeting of the Board of Directors or by the stockholders at any regular or special meeting. A director thus elected to fill any vacancies shall hold office for the unexpired term of their predecessor and until their successor is elected and qualified.

     3. REGULAR MEETINGS. A regular meeting of the directors shall be held at the same time as the annual meeting of stockholders. No notice of the regular meeting of the Board of Directors shall be sent. The directors may provide by resolution the time and place for the holding of additional regular meetings other than the meeting at the annual meeting of stockholders, by giving notice under their same provisions as that notice given of a stockholders meeting.

     4. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called at any time by the President, or in his or her absence, by the Vice President, or by any two directors, to be held at the time and place designated in notice of special meeting. The notice of special meeting shall be in the same form and done in the same manner as the notice given for stockholders' meeting.

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     5. NOTICE.  Notice of any special  meeting  shall be given at least two (2)
days previous thereto by written notice delivered personally or mailed to each director at h is business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the notice be given to the telegraph company. Any directors may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except; where a director attends a meeting for the purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

     6. TELEPHONIC MEETING. A meeting of the Board of Directors may be had by means of a telephone conference or similar communications equipment by which all persons participating in the meeting can hear each other, and the participation in a meeting under such circumstances shall constitute presence at the meeting.

     7. QUORUM. The majority of the Board of Directors shall be necessary at all meetings to constitute a quorum for the transaction of business. If less than a quorum is present, the meeting shall be adjourned. Any resolution adopted in writing and executed and signed by a majority of the Board of Directors, accompanied with a showing that the resolution had been presented to all directors, shall constitute and be a valid resolution as if the resolution had been adopted at a meeting at which all directors shall in all respects bind the corporation and constitute full and complete authority for the officers acting pursuant to it.

     8. MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     9. ACTION WITHOUT A MEETING. Any action that may be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so to be taken, shall be signed before such action by all of the directors.

    10. REMOVAL. Any director may be removed for cause by the majority vote of the stockholders or by a majority vote of the Board of Directors. Any director may be removed without cause by a majority vote of the stockholders.

    11. RESIGNATION. Any director may resign at any time by giving written notice to the Board of Directors and the President or the Secretary or the corporation. The resignation shall be effective upon receipt of the notice and the acceptance of the resignation shall not be necessary to make it effective.

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    12.  COMPENSATION.  No  compensation  shall be paid to directors as such for their services but the Board of Directors by resolution can fix a sum for expenses for actual attendance at each regular or special meeting of the Board. Nothing contained herein shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefore.

     13. CONTRACTS. No contract or other transaction between this Corporation and any other corporation shall be impaired, affected or invalidated, nor shall any director be liable in any way by reason of the fact that one or more the directors of this Corporation is or are interested in, or is a director or officer, or are directors or officers of such other corporations, provided that such facts are disclosed or made known to the Board of Directors, prior to their authorizing such transaction. Any director may be a party to or may be interested in any contract or transaction of this Corporation , and no directors shall be liable in any way by reason of such interest, provided that the fact of such interest be disclosed or made known to the Board of Directors prior to their authorization of such contract or transaction, and provided that the Board of Directors shall authorize, approve or ratify such contract or transaction by the vote (not counting the vote of any such Director) of a majority of a quorum, notwithstanding the presence of any such director at the meeting at which such action is taken. Such director or directors may be counted in determining the presence of a quorum at such meeting. This Section shall not be construed to impair, invalidate or in any way affect any contract or other transaction which would otherwise be valid under the law (common, statutory or otherwise) applicable thereto.

     14. COMMITTEES. The Board of Directors, by resolution adopted by a majority of the entire Board, may from time to time designated from among its members an executive committee and such other committees, and alternative members thereof, as they may deem desirable, with such powers and authority (to the extent permitted by law) as may be provided in such resolution. Each such committee shall serve at the pleasure of the Board.

     15. PRESUMPTION OF ASSENT. A director of a corporation who is present at a meeting of the Board of Directors at which action on any corporate matter has been taken, will be presumed to have assented to the action taken unless their dissent is entered in the minutes of the meeting or unless they had filed their written dissent to such action with the person acting as the Secretary at the adjournment thereof, or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

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                                   ARTICLE IV
                                    OFFICERS

     1. OFFICERS. The officers of the corporation shall be a President, Vice-Presidents (if needed), a Secretary (if needed) and a Treasurer (if needed), each of whom shall be elected by the Board of Directors. Such officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors, including a Chairman of the Board. In its discretion, the Board of Directors may leave unfilled for any such period as it may determine any office except those of President and Secretary. Any two or more officers may be held by the same person. Officers may be directors or shareholders of the Corporation.

     2. ELECTION AND TERM OF OFFICERS. The officers of the corporation shall be elected annually at the regular meeting of the Board of Directors. Each officer shall hold office for one year or until their successor shall have been duly elected and qualified. They can resign by giving written noticed to any member of the Board of Directors of the corporation. The resignation shall take effect upon receipt thereof and the acceptance shall not be necessary to make it effective.

     3. RESIGNATION. Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, or to the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or by such officer, and the acceptance of such resignation shall not be necessary to make it effective.

     4. REMOVAL. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in their judgment, the best interests of the corporation would be served by such removal. Such removal shall be without prejudice to the contractual rights, if any, of the persons so removed.

     5. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the directors for the unexpired position of the term.

     6. PRESIDENT. The President shall be the principal executive officer, shall generally supervise and control all the business and affairs of the corporation. The President shall preside at all meetings of stockholders and of directors; he or she shall sign with the Secretary, Certificates for share of Common Stock. The President shall also sign deeds, mortgages, bonds, contracts of any other instrument which the directors have authorized to be executed by the President. The President shall be responsible for the Corporate Books, unless this is delegated to another officer. The President in general shall perform all the duties incident to the office of President and such other during as may be prescribed by she directors from time to time.

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     7. VICE-PRESIDENTS.  In the absence of the President,  or in the event of a death, inability or refusal to act, the Vice-President shall perform the duties of the President. When they are so acting, they shall have all the powers of and by subject to all the restrictions of the President. The Vice-President shall perform such other duties as from time to time may be assigned to him by the President or by the directors. The Vice-President shall serve in equal capacity.

     8. SECRETARY. The secretary shall keep the minutes of the stockholders and of the directors meetings and shall see that all notices are duly given in accordance with the provisions of these By-Laws. The secretary shall issue the notices for all meetings except that a notice of a special meeting of the directors called at the request of two directors may be issued by those directors. The secretary shall keep a register of the post office address of each stockholder and shall have general charge of the stock transfer books unless this duty is given to a Transfer Agent. The secretary shall make reports and perform such other duties as are incident to their office or are properly required of them by the Board of Directors or the President.

     9. TREASURER. The treasurer shall have charge and custody of and be responsible for all funds and securities of the corporation. He/she shall receive monies due to the corporation and give receipts therefore and shall disperse the funds of the corporation in payment of the demands against the corporation as directed by the officers and the Board of Directors. He/she shall perform all duties incident to this office of as properly required of him/her by the officers or the Board of Directors. If required by the directors, the treasurer shall give a bond for faithful discharge of his/her duties in such sum as the directors shall determine.

     10. SALARIES. The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officers shall be prevented from receiving such salary by reason of the fact the he/she is also a director of the Corporation. Salaries of all officers of the corporation shall be fixed by a vote of the Board of Directors.

     11. INABILITY TO ACT. In case of absence or inability to act of any officer of the corporation, the Board of Directors may from time to time delegate the powers or duties of such officer to any other officer of the corporation.

     12. SURETIES AND BONDS. In the case the Board of Directors shall so require any officer, employee or agent of the Corporation shall execute to the Corporation a bond in such sum, and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful performance of his/her duties to the Corporation, including responsibility for negligence for the accounting for all property, funds or securities of the Corporation which may come into his/her hands.

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     13. SHARES OF STOCK OF OTHER CORPORATIONS.  Whenever the Corporation is the
holder of shares of stock of any other corporation, any right of power of the Corporation as such shareholder (including the attendance, acting and voting at shareholders' meetings and execution of waivers, consents, proxies or other instruments) may be exercised on behalf of the Corporation by the President, any Vice President or such other person as the Board of Directors my authorize.

                                    ARTICLE V
                                    INDEMNITY

     1. INDEMNITY. The Corporation shall indemnify its directors, officers and employees as follows:

     Every director, officer, or employee of the Corporation shall be indemnified by the Corporation against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/her in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the Corporation, partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation.

The Corporation shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

The Board of Directors may, in its discretion, direct the purchase of liability insurance by way of implementing the provisions of this Article.

                                   ARTICLE VI
                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

     1. CONTRACTS. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

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     2. LOANS.  No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

    3. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

     4. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

                                   ARTICLE VII
                                 SHARES OF STOCK

1. CERTIFICATES. Certificates representing share of the corporation shall be in a form designated by the directors. Such certificates shall be signed by the President and Secretary. All certificates for shares shall be consecutively numbered. The name and address of the stockholder, the number of shares, and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificates shall be issued until, the former certificate for a like number of share has been surrendered and canceled. The exception is the case of a lost or destroyed or mutilated certificate and in such case a new one may be issued when the person claiming that certificate is lost or destroyed or mutilated certifies to the corporation of that fact and indemnifies the corporation.

     2. TRANSFER OF SHARES. A transfer of stock shall be made only upon the transfer books of the corporation kept at the office of the corporation or of the corporation or so elected held at a Transfer Agent office. Only registered stockholders in the transfer books of the corporation shall be entitled to be treated by the corporation as the holders in fact of stock. The corporation shall not be bound to recognize any equitable or other claims to or any interest in any share of stock which is not recorded upon the transfer books of the corporation in a manner prescribed by these By-Laws except as expressly provided by the laws of the State of Nevada.

                                  ARTICLE VIII
                                   FISCAL YEAR

      1. FISCAL YEAR. The fiscal year of the corporation shall begin on the 1st day of March in each year and end on the Last day of February.

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                                   ARTICLE IX
                                    DIVIDENDS

     1. DIVIDENDS. The directors may from time to time declare and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by these By-Laws.

                                    ARTICLE X
                                      SEAL

     1. SEAL. The directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon, the name Amwest Technology Incorporated, State of Nevada, 2010, and the words "corporate seal."

                                   ARTICLE XI
                                WAIVER OF NOTICE

     1. WAIVER. Unless otherwise provided by law, whenever any notice is required to be given to any stockholder or director of the corporation under the provisions of these By-Laws or under the provisions of the Articles of Incorporation, or under the provisions of the applicable Business Corporation Act, a waiver thereof in writing signed by the person or persons entitled to such notice, whether made before or after the time stated thereon, shall be deemed equivalent to giving of such notice.

                                   ARTICLE XII
                                   AMENDMENTS

    1. AMENDMENTS. Alterations or amendments may be made by an affirmative vote of at least fifty-one percent of the stockholders in any duly called special or regular meeting or by a majority of the Board of Directors at any duly called regular or special meeting.

   The above Bylaws are certified to have been adopted by the Board of Directors of the Corporation on the 1st day of September, 2011.


/s/  Jason Gerteisen
------------------------
Jason Gerteisen
Corporate Secretary

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